                                                                     EXHIBIT 3.2

                                    RESTATED
                                    BY-LAWS

                                       OF

                              THE DII GROUP, INC.
                          (AS AMENDED THROUGH 8/22/96)

                                   ARTICLE I

                                    OFFICES

                 1. The corporation may have offices at such places within or without the State of Delaware as the board of directors may from time to time determine or as the business of the corporation may require.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

                 1. Place of all meetings. (a) All meetings of stockholders for the election of directors shall be held at the principal office of the corporation in Delaware unless otherwise determined by the board of directors in accordance with the laws of Delaware, or unless otherwise consented to by a waiver of notice or other document signed by all the stockholders entitled to vote thereon.

                          (b)     All meetings of stockholders, other than for
the election of directors, shall be held at such place or places in or outside the State of Delaware as the board of directors may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of Delaware.

                 2. Annual meeting of stockholders. The annual meeting of stockholders shall be held each year on the fourth Wednesday in the fourth month following the close of the fiscal year commencing at some time between 10 A.M. and 3 P.M., if not a legal holiday, and if a legal holiday, then on the day following at the same time; or on such other date and at such other time as may be determined by the board of directors. In the event that such annual meeting is not held as herein provided for, the annual meeting may be held as soon thereafter as conveniently may be. Such subsequent meeting shall be called in the same manner as hereinafter provided for special meetings of stockholders. Written notice of the time and place of the annual meeting shall be given by mail to each stockholder entitled to vote at least ten days prior to the date thereof, unless waived as provided by Article IX of these By-laws.

                 3. Notice of Stockholder Proposals. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (i) by, or at the direction of, the board of directors or (ii) by any stockholder who complies with the notice procedures set forth in this Section of the By-laws. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (l0th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder on the date of such stockholder notice and (iv) any material interest of the stockholder in such proposal.

                          (b)     If the presiding officer of the annual
meeting determines that a stockholder proposal was not made in accordance with the terms of this Section, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

                          (c)     This provision shall not prevent the
consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the board of directors, but, in connection with such reports, no business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

                 4. Special meetings of stockholders. Special meetings of stockholders may be called at any time pursuant to a resolution adopted by a majority of the board of directors or the executive committee. Notice of all such meetings of the stockholders, stating the time, place, and the purposes thereof shall be given by mail as soon as possible to each stockholder entitled to vote thereat at his last known address or by delivering the same personally at least ten days before the meeting. Meetings of the stockholders may be held at any time without notice when all of the stockholders entitled to vote thereat are represented in person or by proxy.

                 5. Voting at stockholders' meetings. At all meetings of the stockholders, each stockholder entitled to vote shall be entitled to one vote for each share of stock standing on





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
record in his name, subject to any restrictions or qualifications set forth in the Restated Certificate of Incorporation or any amendment thereto.

                 6. Quorum at stockholders' meetings. At any stockholders' meeting, a majority of the stock outstanding and entitled to vote thereat represented in person or by proxy shall constitute a quorum, but a smaller interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority in interest of the stock entitled to vote represented thereat shall decide any question brought before such meeting unless the question is one upon which, by express provision of law or of the Restated Certificate of Incorporation or of these By-laws, a different vote is required, in which case such express provision shall govern.

                 7. List of stockholders to be filed, etc. At least ten days before every election of directors, a complete list of the stockholders entitled to vote at the election, arranged in alphabetical order, shall be prepared by the secretary. Such list shall be open at the place where such election is to be held for ten days, subject to examination by any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof and subject to the inspection of any stockholder who may be present. Upon the willful neglect or refusal of the directors to produce such a list at any election, they shall be ineligible to any office at such election. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of this corporation or to vote in person or by proxy at such election. The original or duplicate stock ledger containing the names and addresses of the stockholders and the number of shares held by them, respectively, shall, at all times during the usual hours of business, be open to the examination of every stockholder at the corporation's principal office or place of business in Delaware.

                                  ARTICLE III

                               BOARD OF DIRECTORS

                 1. Number and qualification. A board of directors shall be elected at each annual meeting of stockholders, or at a special meeting held in lieu thereof as above provided, who shall serve until the election and qualification of their successors. The number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the board of directors but in no event shall such number be less than three or more than thirteen. In case of any increase in the number of directors between elections by the stockholders, the additional directorships shall be considered vacancies and shall be filled in the manner prescribed in Article V of these By-laws. Directors need not be stockholders.

                 2. Powers of directors. The board of directors shall have the entire management of the affairs of the corporation and is hereby vested with all the powers possessed by the corporation itself so far as this delegation of authority is not inconsistent with the laws of the State of Delaware, with the Restated Certificate of Incorporation, or with these By-laws. The





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board of directors shall have authority from time to time to set apart out of any assets of the corporation otherwise available for dividends a reserve or reserves as working capital, or for any other proper purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as the board may deem to be in the interests of the corporation; and the board shall likewise have power, subject to the provisions of the Restated Certificate of Incorporation, to determine in its discretion what part of the earned surplus and/or net assets of the corporation in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the corporation.

                 3. Compensation of directors. The board of directors may from time to time by resolution authorize the payment of fees or compensation to the directors for services as such to the corporation, including, but not limited to, fees and traveling expenses for attendance at all meetings of the board or of the executive or other committees, and determine the amount of such fees and compensation. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                 4. Directors' meetings. Meetings of the board of directors may be held either within or outside the State of Delaware. A quorum shall be at least one-third of the number of directors, but not less than two directors.

                 The board of directors elected at any stockholders' meeting shall at the close of that meeting, without further notice if a quorum of directors be then present, or as soon thereafter as may be convenient, hold a meeting for the election of officers and the transaction of any other business. At such meeting they shall elect a president, one or more vice presidents, a secretary and a treasurer, and such other officers as they may deem proper, none of whom except the president need be members of the board of directors.

                 The board of directors may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by the president and must be called by the president or by the secretary upon the written request of any director.

                 Notice of each meeting, other than a regular meeting (unless required by the board of directors), shall be given to each director by mailing the same to each director at his residence or business address at least two days before the meeting or by delivering the same to him personally or by telephone or telegraph to him at least one day before the meeting unless, in case of exigency, the president or secretary shall prescribe a shorter notice to be given personally or by telephone, telegraph, cable or wireless to all or any one or more of the directors at their respective residences or places of business.





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                 Notice of all meetings shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by statute, the Restated Certificate of Incorporation, the By-laws, or the board of directors.

                 5. Executive committee. The board of directors may provide for an executive committee of two or more directors and shall elect the members thereof to serve during the pleasure of the board and may designate one of such members to act as chairman. The board shall have the power at any time to change the membership of the committee, to fill vacancies in it, or to dissolve it.

                 During the intervals between the meetings of the board of directors, the executive committee shall possess and may exercise any or all of the powers of the board of directors in the management of the business and affairs of the corporation to the extent authorized by resolution adopted by a majority of the entire board of directors.

                 The executive committee may determine its rules of procedure and the notice to be given of its meetings, and it may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the committee shall constitute a quorum.

                 6. Other committees. The board of directors by resolution may provide for such other standing or special committees as it deems desirable and may discontinue the same at its pleasure. Each such committee shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the board of directors.

                 7. Notice of Nominations. At any annual meeting of stockholders, only persons who are nominated in accordance with the procedures set forth in the By-laws shall be eligible to serve as directors. Nominations of persons for election to the board of directors may be made at a meeting of stockholders (a) by or at the direction of the board of directors or (b) by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act





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of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and
(b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder to be supporting such nomination and (ii) the class and number of shares which are beneficially owned by such stockholder. At the request of the board of directors, any person nominated to the board of directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder' a notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director unless nominated in accordance with the procedures set forth in this By-law. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in the By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

                 8. Chairman of the Board. The Chairman of the Board (hereinafter sometimes called the "Chairman") if appointed by the board of directors, when present shall preside at all meetings of the stockholders, the board of directors and the Executive Committee. The Chairman shall perform such other duties as the board of directors or Executive Committee may prescribe from time to time.

                                   ARTICLE IV

                                    OFFICERS

                 1. Titles and election. The officers of this corporation shall be a president, one or more vice presidents, a secretary and a treasurer who shall be elected at the annual meeting of the board of directors and who shall hold office until the election and qualification of their successors. Any person may hold more than one office if the duties thereof can be consistently performed by the same person, and to the extent permitted by law.

                 The board of directors, in its discretion, may at any time elect or appoint a chairman of the board of directors, who shall be a director, and one or more vice presidents, assistant secretaries and assistant treasurers and such other officers or agents, as it may deem advisable, all of whom shall hold office at the pleasure of the board and shall have such authority and shall perform such duties as the board shall prescribe from time to time.

                 The board of directors may require any officer, agent or employee to give bond for the faithful performance of his duties in such form and with such sureties as the board may require.





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                 2.       Duties.  Subject to such extension, limitations, and
other provisions as the board of directors, or the By-laws may from time to time prescribe, the following officers shall have the following powers and duties:
                          (a)     President.  The president shall be the chief
executive officer of the corporation, and shall be in charge of the general management of the corporation, subject to the control of the board of directors and Executive Committee. In the absence or inability to act of the Chairman, the president shall preside at all meetings of the stockholders and the board of directors and the Executive Committee, and shall have and perform all the powers and duties of the Chairman, subject to the control of the board of directors and Executive Committee. The Chairman, president or a vice president, unless some other person is authorized by the board of directors or Executive Committee, shall sign all certificates representing shares of stock of the corporation and all bonds, deeds, and contracts of the corporation. In general, the president shall exercise the powers and authority and perform all the duties commonly incident to the office of president and shall have such other powers and perform such other duties as may be assigned to him from time to time by the board of directors or Executive Committee. The same individual may be elected or appointed Chairman of the Board and president.

                          (b)     Vice President.  The vice president or vice
presidents shall perform such duties as may be assigned to them by the board of directors and, in the absence or disability of the president, the vice presidents in order of seniority shall exercise all powers and duties pertaining to the office of president.

                          (c)     Secretary.  The secretary shall keep the
minutes of all meetings of stockholders and of the board of directors, give and serve all notices, attend to such correspondence as may be assigned to him, keep in safe custody the seal of the corporation, and affix such seal to all such instruments properly executed as may require it, and shall have such other duties and powers as the board of directors shall prescribe from time to time.

                          (d)     Treasurer.  The treasurer, subject to the
order of the board of directors, shall have the care and custody of the moneys, funds, valuable papers and documents of the corporation (other than his own bond, if any, which shall be in the custody of the president), and shall have and exercise, under the supervision of the board of directors, all the powers and duties commonly incident to his office. He shall deposit all funds of the corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as the board of directors shall designate. He may endorse for deposit or collection all checks, notes, etc., payable to the corporation or to its order. He shall keep accurate books of account of the corporation's transactions, which shall be the property of the corporation, and, together with all its property in his possession, shall be subject at all times to the inspection and control of the board of directors. The treasurer shall be subject in every way to the order of the board of directors, and shall render to the board of directors and/or the president of the corporation,





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whenever they may require it, an account of all his transactions and of the financial condition of the corporation.

                 3. Delegation of authority. The board of directors or the Executive Committee may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

                 4. Salaries. The salaries of all officers shall be fixed by the board of directors or the Executive Committee, and the fact that any officer is a director shall not preclude him from receiving a salary or from voting upon the resolution providing the same.

                                   ARTICLE V

                      RESIGNATIONS, REMOVALS AND VACANCIES

                 1. Resignation. Any director, officer, or agent may resign at any time by giving written notice thereof to the board of directors, the president, or the secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

                 2. Removals. The stockholders at any meeting called for the purpose may, by vote of the holders of at least 80% of the issued and outstanding shares of stock entitled to vote, voting together as a single class, remove from office, for cause only, any director, and elect his successor.

                 3. Vacancies. When the office of any director or officer becomes vacant, whether by reason of increase in the number of directors or otherwise, the remaining director or directors, although less than a quorum, may elect a successor for such office who shall hold the same for the unexpired term, or the directors may reduce their number by the number of such vacancies in the board, provided such reduction shall not reduce the board to less than three.

                                   ARTICLE VI

                                 CAPITAL STOCK

                 1. Certificates of stock. Every stockholder shall be entitled to a certificate or certificates for shares of the capital stock of the corporation in such form as may be prescribed by the board of directors, duly numbered and setting forth the number and kind of shares represented thereby. Such certificates shall be signed by the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary. Any of such signatures and the corporate seal affixed to any stock certificate may be in facsimile.





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                 In case any officer who has signed, or whose facsimile
signature has been used on a certificate, has ceased to be an officer before the certificate has been delivered, such certificate may nevertheless be adopted and issued and delivered by the corporation, or its transfer agent, as though the officer who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer of the corporation.

                 2. Transfer of stock. Shares of the capital stock of the corporation shall be transferable only upon the books of the corporation by the holder in person or by attorney duly authorized and upon the surrender of the certificate or certificates properly assigned and endorsed. If the corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

                 The board of directors may appoint a transfer agent and one or more co-transfer agents and a registrar of transfer and may make all such rules and regulations as it deems expedient concerning the issue, transfer and registration of shares of stock. The transfer books shall be closed for such a period as the board shall direct previous to and on the day of the annual or any special meeting of the stockholders and may also be closed by the board for such period as may be advisable for dividend purposes, and during such time no stock shall be transferable.

                 3. Transfer books. The board of directors, in lieu of closing the stock transfer books as aforesaid, may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall come into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of and vote at such meeting or to receive payment of such dividend, or allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                 4. Lost certificates. In case of loss or mutilation or destruction of a certificate of stock of this corporation, a duplicate certificate may be issued upon such terms as the board of directors may determine.





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
                                  ARTICLE VII

                    FISCAL YEAR, BANK DEPOSITS, CHECKS, ETC.

                 1. Fiscal year. The fiscal year of the corporation shall end on the Sunday closest to December 31 of each year, and the next succeeding fiscal year shall commence on the first calendar day following such date..

                 2. Bank deposits, checks, etc. The funds of the corporation shall be deposited in the name of the corporation in such banks or trust companies as the board of directors may from time to time designate.

                 All checks, drafts, notes or other obligations for the payment of money shall be signed by such persons as the board of directors from time to time by resolution may direct or authorize.

                                  ARTICLE VIII

                               BOOKS AND RECORDS

                 1. Place of keeping books. Unless otherwise expressly required by the laws of Delaware, the books and records of this corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the board of directors.

                 2. Examination of books. Except as otherwise provided in the Restated Certificate of Incorporation or in these By-laws, the board of directors shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts, records and books of this corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of this corporation except as prescribed by statute or authorized by express resolution of the stockholders or of the board of directors.

                                   ARTICLE IX

                                    NOTICES

                 1. Requirements of notice. Whenever notice is required to be given by statute or by these By-laws, it shall not mean personal notice unless so specified, but such notice may be given in writing by depositing the same in a post office or letter box, postpaid and addressed to the person to whom such notice is directed at the address of such person on the records of the





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corporation, and such notice shall be deemed given at the time when the same shall be thus mailed.

                 2. Waivers. Any stockholder, director or officer may, in writing or by telegram or cable, at any time waive any notice or other formality required by statute or these By-laws. Such waiver of notice, whether given before or after any meeting, shall be deemed equivalent to notice. Presence of a stockholder either in person or by proxy at any stockholders' meeting and presence of any director at any meeting of the board of directors shall constitute a waiver of such notice as may be required by any statute or these By-laws.

                                   ARTICLE X

                                      SEAL

                 The corporate seal of the corporation shall consist of two concentric circles between which shall be the name of the corporation and in the center of which shall be inscribed "Corporate Seal, Delaware".

                                   ARTICLE XI

                               POWERS OF ATTORNEY

                 The board of directors may authorize one or more of the officers of the corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the corporation, with or without power of substitution.

                                  ARTICLE XII

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

                          (a)     Right to Indemnification.  Each person who
was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to





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such amendment) against all expense, liability and loss (including attorneys'
fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (b) hereof with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

                          (b)     Right of Claimant to Bring Suit.  If a claim
under paragraph (a) of this Section is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                          (c)     Non-Exclusivity of Rights.  The right to
indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or





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hereafter acquire under any statute, provision of the Restated Certificate of
Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

                          (d)     Insurance.  The corporation may maintain
insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation, or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                          (e)     Amendment or Repeal.  Any repeal or
modification of the foregoing provisions of this Article XII shall not adversely affect any right or prosecution of a director, officer, employee or agent of the corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

                                  ARTICLE XIII

                                   AMENDMENTS

                 These By-laws may be altered, amended or repealed at any meeting of the board of directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting, and, provided, further, that, in the case of amendments by stockholders, notwithstanding any other provisions of these By-laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the corporation required by law, the Restated Certificate of Incorporation or these By-laws, the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of the capital stock, voting together as a single class, shall be required to alter, amend or repeal any provision of these By-laws.







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